STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


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                                                 Three Months Ended                             Nine Months Ended
                                   ---------------------------------------------------------------------------------------------
                                        September 30,          September 30,          September 30,          September 30,
                                             1996                   1995                  1996                   1995
                                   ---------------------------------------------------------------------------------------------
Net income (loss) in
thousands                                          $394               ($1,486)              ($1,336)                ($4,446)
                                   =============================================================================================
Weighted average common
shares outstanding                            5,023,131              1,408,945             3,199,202               1,514,147
Weighted average preferred
shares outstanding
assuming conversion                           1,838,113              1,838,113             1,838,113               1,596,223
Effect of conversion of
convertible subordinated
debentures                                    1,202,965                      -             1,202,965                       -
Additional shares pursuant
to SAB 83                                             -                883,052               922,599                 883,052
Additional shares for
options and warrants
outstanding under treasury-
stock method                                  1,007,339                      -                     -                       -
                                   ---------------------------------------------------------------------------------------------
                                              9,071,548              4,130,110             7,162,879               3,993,422
                                   =============================================================================================
                                                    $0.04                ($0.36)               ($0.19)                 ($1.11)
                                   =============================================================================================

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